Exhibit 23.1

               Consent of Ernst & Young, LLP, Independent Auditors

We consent to the incorporation by reference in the Registration Statement on Form S-3 (No. 333-39171) and the Registration Statements on Form S-8
(No. 333-59163, No. 333-59157, No. 333-21997, No. 33-86634, and No. 33-94872)
pertaining to the 1992 Stock Option Plan and to the 1998 Employee Stock Purchase Plan of Lynx Therapeutics, Inc. of our report dated January 29, 1999, with respect to the financial statements of Lynx Therapeutics, Inc. included in its Annual Report (Form 10K) for the year ended December 31, 1998.

                                                /s/ ERNST & YOUNG LLP


Palo Alto, California
March 24, 1999